UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 1, 2017 (October 31, 2017)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00866	27-4895840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 1.01.	Entry into a Material Definitive Agreement.

On October 31, 2017, Monroe Capital Corporation (the “Company”) and NLV Financial Corporation (“NLV”) entered into a Limited Liability Company Agreement to co-manage MRCC Senior Loan Fund I, LLC (“Senior Loan Fund”). Senior Loan Fund is expected to invest in senior secured loans to middle market companies. The Limited Liability Company Agreement is effective October 31, 2017.

The Company and NLV have committed to initially provide $50 million each of equity capital to Senior Loan Fund.

ITEM 8.01.	Other Events.

On November 1, 2017, the Company issued a press release to announce the formation of the Senior Loan Fund, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

10.1	MRCC Senior Loan Fund I, LLC Limited Liability Company Agreement dated October 31, 2017, by and between Monroe Capital Corporation and NLV Financial Corporation.
99.1	Press Release, dated November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name:	Aaron D. Peck
Title:	Chief Financial Officer

Dated: November 1, 2017

EXHIBIT INDEX

Exhibit
Number	Description

10.1	MRCC Senior Loan Fund I, LLC Limited Liability Company Agreement dated October 31, 2017, by and between Monroe Capital Corporation and NLV Financial Corporation.
99.1	Press Release, dated November 1, 2017.